Exhibit 99.1

JER INVESTORS TRUST INC. ANNOUNCES FIRST QUARTER 2009 RESULTS

McLean, VA – May 11, 2009: JER Investors Trust Inc. (OTCBB: JERT.OB, “JERT”) today reported results for the quarter ended March 31, 2009:

First Quarter Highlights:

•

Liquidity: At March 31, 2009, we had $4.0 million in unrestricted cash and net borrowings on our repurchase agreement of $13.4 million. As of May 4, 2009, unrestricted cash decreased to $2.9 million and net borrowings on our repurchase agreement declined to $12.6 million.

•

Earnings and Adjusted Funds from Operations Per Adjusted Diluted Common Share: Generally accepted accounting principles (“GAAP”) requires that we retrospectively restate earnings per share for our 1-for-10 reverse stock split that occurred on February 20, 2009. However, under GAAP, we are precluded from retrospectively restating earnings per common share for our stock dividend paid on January 30, 2009 as a portion of this dividend was paid in cash. Management believes that it is meaningful to investors to disclose the retrospective effect of both the 1-for-10 reverse stock split as well as the stock dividend. Accordingly, we are presenting non-GAAP earnings per Adjusted Diluted Common Share (“ADCS”). See a reconciliation of earnings and AFFO per common share calculated under GAAP to earnings per ADCS at the end of this release.

•

Adjusted Funds from Operations: Adjusted Funds from Operations (“AFFO”), a non-GAAP measure, was $4.3 million, or $0.86 per ADCS, for the three months ended March 31, 2009. See reconciliations of net income (loss) determined in accordance with GAAP to AFFO at the end of this release.

•	Operating Results: Net loss was $18.3 million, or $(3.69) per ADCS, for the three months ended March 31, 2009.

•	Stockholders’ Equity: Stockholders’ equity at March 31, 2009 was $27.9 million, or $5.60 per diluted share.

•	Real Estate Loan Portfolio Credit Statistics: There were no delinquencies or loss reserves established related to real estate loans as of March 31, 2009.

•

CMBS Portfolio Credit Statistics: Outlined below are credit statistics relating to the approximately $48 billion of unpaid principal balance of commercial real estate loans, representing approximately 3,500 loans, that serve as collateral for our “first-loss” conduit CMBS investments.

•

60-day and greater delinquencies on loan collateral underlying our CMBS “first-loss” investments was 165 basis points at March 31, 2009 compared to 83 basis points at December 31, 2008. As of April 30, 2009, the 60-day and greater delinquency rate increased to 191 basis points.

•

Special servicing portfolio at March 31, 2009 consisted of 104 loans with an unpaid principal balance of approximately $1.2 billion. As of May 5, 2009, the number of loans in special servicing increased to 126 loans with an aggregate unpaid principal balance of approximately $2.3 billion.

•

CMBS Portfolio Loss Projections: Primarily due to the continuing increases in delinquencies and the special servicing portfolio, as well as current weakness in the real estate and credit markets, we increased our loss projections on the approximately $48 billion of commercial real estate loan collateral underlying our CMBS “first-loss” investments as of March 31, 2009 to approximately $1.2 billion (approximately 2.5% of the unpaid principal balance of such loans) from approximately $964 million (approximately 2.0% of the unpaid principal balance of such loans) at December 31, 2008, as compared to 1.4% at original underwriting. In addition, we accelerated the projected timing of such losses and currently estimate that approximately 59.5% of the total projected losses will occur through 2011 compared to approximately 51.6% in our December 31, 2008 loss projections, and approximately 15.1% in our original underwriting. Cumulative actual realized losses on our “first-loss” conduit CMBS investments through March 31, 2009 were approximately $3.4 million. As we continue to monitor developments in our portfolio and the overall macroeconomic environment, loss reserves may increase in the future in response to further deterioration in the real estate and credit markets.

•

Other Than Temporary Impairment Charges: During the three months ended March 31, 2009, we recorded $14.5 million of impairment charges related to our CMBS investments that are not financed by CDOs and relate to declines in the projected net present value of future cash flows related to individual CMBS investments and other than temporary impairment charges on our CMBS driven by the duration and severity of our unrealized losses on 23 separate CMBS bonds pursuant to EITF 99-20.

Recent Events

We did not make interest payments due on April 30, 2009 related to our outstanding trust preferred securities. Under the governing documents for these securities, the failure to make an interest payment is subject to a 30-day cure period before constituting an event of default. We are currently in negotiations with the purchasers of these securities and are seeking to modify the timing and amount of the interest payments accruing to such shareholders, among other items.

Liquidity

As previously disclosed, the Company has undertaken or expects to commence certain efforts to reduce expenses and preserve liquidity including; (i) discontinuing payment of quarterly dividends and replacing it with payment of an annual dividend to the extent required to satisfy REIT dividend requirements, (ii) seeking to reduce operating costs, primarily our general and administrative costs, (iii) seeking to restructure terms of our recourse indebtedness including extension of scheduled maturity dates and/or modification of near-term interest payment requirements; and (iv) if necessary, pursue sales of selected assets.

Investments

JERT’s investments as of March 31, 2009 consisted of:

	March 31, 2009				Weighted Average
	Face Amount/ Cost Basis (1)	Amortized Cost	Fair Value	% of Total Investments (2)	Coupon Rate (3)	Loss Adjusted Yield
CMBS not financed by CDOs	$432.3	$23.6	$23.6	8.2%	5.2%	57.2	% (4)
CMBS financed by CDO I	418.7	50.5	50.5	17.6%	4.9%	40.7	% (4)
CMBS financed by CDO II	888.9	61.3	61.3	21.3%	5.2%	51.6	% (4)

Total CMBS (5)	1,739.9	135.4	135.4	47.1%	5.1%	47.9%
Real estate loans, held for investment (6)	270.6	270.3	152.0	52.9%	3.6%	3.6%
Investments in US Debt Fund	0.1	0.1	0.1	0.0%	N/A	N/A

Total	$2,010.6	$405.8	$287.5	100.0%	4.9%	N/A

(1)	For investments in unconsolidated joint ventures.
(2)	Based on fair value.
(3)	Based on face amount.
(4)

Loss adjusted yields for our CMBS investments reflect the impact of estimated future losses on underlying collateral and are the basis on which we record interest income on such investments in our GAAP financial statements in accordance with guidance provided by EITF 99-20.

(5)	Amortized cost has been reduced from original cost primarily due to the recognition of cumulative impairments of $849.0 million.
(6)	Real estate loans are financed by CDO II.

Borrowings

With respect to liabilities, at March 31, 2009, total liabilities were $279.3 million. The individual components of our liabilities are described below:

•

$127.4 million (or 45.6% of total liabilities) represents the estimated fair value of borrowings in the form of long term, “match-funded” notes payable issued to third parties relating to our two collateralized debt obligation offerings, CDO I and CDO II with an aggregate face amount of $969.9 million. Pursuant to our adoption of SFAS No. 159 effective January 1, 2008, we elected to account for these notes payable using the fair value option. CDO I and CDO II are not subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral and are generally non-recourse to the Company.

•

$13.4 million (or 4.8% of total liabilities) represents net borrowings under short-term repurchase facilities with JPMorgan. The facility is generally subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral and is fully recourse to us.

•

$9.0 million (or 3.2% of total liabilities) represents a note payable the Company entered into as a result of the restructuring of four interest rate swaps. On March 3, 2009, we entered into a new agreement with our counterparty to terminate and replace all of our outstanding non-CDO interest rate swaps, which had a $245.1 million ending notional amount and a $21.4 million net fair value liability as of December 31, 2008, in exchange for a new seven-year fixed rate-for-fixed interest rate agreement. Under such agreement, we will pay a fixed monthly amount of approximately $0.4 million through February 2017. We have reflected this agreement, at fair value, as a note payable on our consolidated balance sheets as it does not meet the definition of a derivative.

•

$61.9 million (or 22.1% of total liabilities) represents borrowings in the form of unsecured junior subordinated debentures. These junior subordinated debentures are not subject to “margin calls” based on mark-to-market fair value determinations of underlying collateral but are fully recourse to us. These debentures have a maturity date of April 2037 and are outstanding in connection with our April 2007 issuance of $60.0 million of trust preferred securities.

•

$62.1 million (or 22.2% of total liabilities) represents the fair value of our CDO-related pay-fixed interest rate swaps with a notional balance at March 31, 2009 of $413.1 million and a weighted-average interest rate of 5.0%.

•	$5.6 million (or 2.1% of total liabilities) consists of amounts due to affiliates of $1.3 million, trade payables and other liabilities.

As of March 31, 2009, we are in compliance with all of our debt covenants with the exception of certain CDO II over-collateralization coverage tests. As previously announced, CDO II did not meet certain over-collateralization coverage tests in February 2009, resulting in approximately $4.3 million of cash that would have otherwise been paid to JERT during the three months ended March 31, 2009 being redirected to repay principal on certain senior notes payable issued by CDO II. We expect this cash flow redirection to continue for the foreseeable future.

Non-GAAP Financial Measures

In this earnings release, we may disclose non-GAAP financial measures as defined by SEC Regulation G. In addition, we have used non-GAAP financial measures, in particular Adjusted Funds from Operations, or AFFO, as well as earnings (loss) per adjusted diluted common share, or ADCS, in this press release. A reconciliation of AFFO and earnings (loss) per ADCS and the comparable GAAP financial measure (net income, assets, liabilities and stockholders’ equity and earnings per share, as applicable) can be found at the end of this earnings release.

About JER Investors Trust Inc.

JER Investors Trust Inc. is a specialty finance company quoted on the OTC Bulletin Board that originates and acquires commercial real estate structured finance products. Our target investments include commercial mortgage backed securities, mezzanine loans and B-Note participations in mortgage loans, commercial mortgage loans and net leased real estate investments. JER Investors Trust Inc. is organized and conducts its operations so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. For more information regarding JER Investors Trust Inc. and to be added to our e-mail distribution list, please visit www.jer.com.

Forward-Looking Statements

This press release does not constitute an offer of any securities for sale. Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. JER Investors Trust can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from JER Investors Trust’s expectations include, but are not limited to, changes in the real estate and capital markets, our ability to source and fund new investments and other risks detailed from time to time in JER Investors Trust’s SEC reports. Such forward-looking statements speak only as of the date of this press release. JER Investors Trust expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in JER Investors Trust’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT:

J. Michael McGillis

Chief Financial Officer

JER Investors Trust Inc.

(703) 714-8000

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2009	December 31, 2008
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$3,959	$8,357
Restricted cash	4,587	1,149
CMBS financed by CDOs, at fair value	111,812	180,210
CMBS not financed by CDOs, at fair value	23,616	42,432
Real estate loans, held for investment, at fair value at March 31, 2009 and December 31, 2008	152,032	189,980
Investments in unconsolidated joint ventures	115	843
Accrued interest receivable	7,599	8,343
Due from affiliate	411	157
Deferred financing fees, net	973	981
Other assets	2,130	2,349

Total Assets	$307,234	$434,801

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
CDO notes payable, at fair value	$127,400	$211,695
Repurchase agreements	13,358	16,108
Junior subordinated debentures	61,860	61,860
Notes payable	9,000	500
Interest rate swap agreements, at fair value	62,140	91,984
Accounts payable and accrued expenses	1,637	839
Dividends payable	—	2,274
Due to affiliate	1,287	689
Other liabilities	2,626	2,489

Total Liabilities	279,308	388,438

Stockholders’ Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 4,987,994 and 2,590,104 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	50	26
Additional paid-in capital	413,194	392,744
Cumulative cash dividends paid/declared	(157,705)	(157,705)
Cumulative stock dividends paid/declared	(20,462)	—
Cumulative deficit	(183,960)	(165,626)
Accumulated other comprehensive loss	(23,191)	(23,076)

Total Stockholders’ Equity	27,926	46,363

Total Liabilities and Stockholders’ Equity	$307,234	$434,801

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended March 31,
	2009	2008
REVENUES
Interest income from CMBS	$15,237	$21,452
Interest income from real estate loans	2,328	8,886
Interest income from cash and cash equivalents	11	422
Equity in (losses) earnings, net, of unconsolidated joint ventures	(1,599)	933
Fee income	412	97

Total Revenues	16,389	31,790

EXPENSES
Interest expense	6,494	15,415
Management fees, affiliate	1,210	1,827
General and administrative	2,782	1,980

Total Expenses	10,486	19,222

INCOME BEFORE OTHER GAINS (LOSSES)	5,903	12,568

OTHER GAINS (LOSSES)
Unrealized loss on financial assets financed with CDOs	(100,236)	(179,669)
Unrealized gain, net, on CDO related financial liabilities	95,585	246,574
Loss on interest rate swaps	(6,654)	(2,775)
Loss on impairment of CMBS	(14,512)	(99,579)
Unrealized loss, net, on real estate loans held for sale	—	(28,368)
Unrealized gain (loss) on non-CDO interest rate swaps	13,860	(15,600)
Loss on termination of interest rate swaps	(12,280)	—

Total other gains (losses)	(24,237)	(79,417)

NET LOSS	$(18,334)	$(66,849)

Net loss per share:
Basic	$(4.36)	$(26.00)

Diluted	$(4.36)	$(25.97)

Weighted average shares of common stock outstanding:
Basic	4,201,006	2,570,830

Diluted	4,203,975	2,573,644

Dividends declared per common share	$—	$—

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF OTHER GAINS (LOSSES) (unaudited)

(In thousands)

	For the Three Months Ended March 31,
	2009	2008
Changes in Fair Value
CDO related financial assets and liabilities
CMBS	$(65,726)	$(174,761)
Real estate loans	(34,510)	(4,908)
Notes payable	79,601	266,652
Interest rate swaps	15,984	(20,078)

Unrealized gain (loss) on CDO related financial assets and liabilities	(4,651)	66,905

Non-CDO related financial assets and liabilities
Loss on CMBS impairment	(14,512)	(45,123)
Real estate loans held for sale	—	(28,368)
Interest rate swaps	13,860	(4,804)

Unrealized gain (loss) on non-CDO related financial assets and liabilities	(652)	(78,295)

Total changes in fair value	(5,303)	(11,390)

Realized Losses
Loss on termination of interest rate swaps	(12,280)	—

Total realized losses	(12,280)	—

Cash payments on interest rate swaps	(5,927)	(2,083)

Recognition of amounts in other comprehensive income (loss) (“AOCI”) as of December 31, 2007
Loss on CMBS impairment	—	(54,457)
Unrealized gain (loss) on non-CDO related interest rate swaps	—	(10,795)
Amortization of swap termination costs	(132)	(124)
Amortization of unrealized loss on CDO related interest rate swaps	(595)	(568)

Total recognition of amounts in AOCI as of December 31, 2007	(727)	(65,944)

Total other gains (losses)	$(24,237)	$(79,417)

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(In thousands)

	For the Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,334)	$(66,849)
Adjustments to reconcile net income to net cash provided by operating activities:
CMBS and real estate loan (accretion) amortization	6,139	179
Amortization of debt issuance costs	9	223
Amortization of other comprehensive (income) loss related to CDO related interest rate swap agreements	727	696
Unrealized (gain) loss on CDO related financial assets and liabilities, net	4,651	(66,905)
Unrealized and realized losses on interest rate swaps	(1,581)	15,202
Unrealized loss on impairment of CMBS	14,512	99,579
Unrealized (gain) loss on real estate loans held for sale, net	—	28,368
Equity in (earnings) losses, net, from unconsolidated joint ventures	1,599	(933)
Distributions from unconsolidated joint ventures	—	1,252
Stock compensation expense	11	49
Changes in assets and liabilities:
Decrease (increase) in other assets	216	160
Decrease (increase) in accrued interest receivable	745	571
Increase (decrease) in due to/from affiliates, net	344	(374)
Increase (decrease) in accounts payable and accrued expenses and other liabilities, net	932	267

Net cash provided by operating activities	9,970	11,485

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in unconsolidated joint ventures	(871)	(413)
(Increase) decrease in restricted cash, net	(3,438)	5,528
Proceeds from repayment of real estate loans	3,439	4,133

Net cash provided by (used in) investing activities	(870)	9,248

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,274)	(28,391)
Proceeds from repurchase agreements	—	1,393
Repayment of repurchase agreements	(2,750)	(67,198)
Repayment of CDO notes payable, net	(4,694)	—
Repayment of notes payable	(500)	—
Payment of financing costs	—	(1,428)
Payment of interest rate swap termination costs	(3,280)	—

Net cash (used in) provided by financing activities	(13,498)	(95,624)

Net decrease in cash and cash equivalents	(4,398)	(74,891)

Cash and cash equivalents at beginning of period	8,357	87,556

Cash and cash equivalents at end of period	$3,959	$12,665

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$11,834	$18,121

Non-cash note payable in satisfaction of interest rate swap agreements	$9,000	$—

Dividends declared but not paid	$—	$—

1. Adjusted Funds from Operations

JER INVESTORS TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2009	2008
	(unaudited)
Net income (loss) available to common stockholders	$(18,334)	$(66,849)
Add:
Unrealized gain, net, on CDO related financial assets and liabilities	4,651	(66,905)
Amortization of December 31, 2007 unrealized loss on CDO related interest rate swaps	594	569
Unrealized loss on impairment of CMBS	14,512	99,579
Unrealized (gain) loss on real estate loan held for sale	—	28,368
Unrealized (gain) loss on non-CDO interest rate swap agreements	(13,860)	15,600
Realized loss on termination of non-CDO interest rate swap agreement	12,280	—
Equity in (earnings) losses, net, of unconsolidated joint ventures	1,599	(933)
Cash distributions from unconsolidated joint ventures	—	1,252
Redirection of CDO II cash flow to amortize CDO II class A note payable	(4,290)	—
Depreciation on consolidated real estate assets	—	238
CMBS and real estate loan (accretion) amortization	6,139	179
Estimated costs of unsuccessful equity offering	999	—

Adjusted Funds from Operations (AFFO)	$4,290	$11,098

AFFO per ADCS:
Basic	$0.86	$2.23

Diluted	$0.86	$2.23

2. Earnings, AFFO and Book Value per Adjusted Diluted Common Share (“ADCS”) (1)

JER INVESTORS TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	EPS (Basic)
	For the Three Months Ended March 31,
	2009	2008
Earnings per share (basic) under GAAP	$(4.36)	$(26.00)
Add (deduct) impact of stock dividend	0.67	12.55

Earnings per adjusted share (basic)	$(3.69)	$(13.45)

	EPS (Diluted)
	For the Three Months Ended March 31,
	2009	2008
Earnings per share (diluted) under GAAP	$(4.36)	$(25.97)
Add (deduct) impact of stock dividend	0.68	12.52

Earnings per ADCS	$(3.68)	$(13.45)

	AFFO per Share (Basic)
	For the Three Months Ended March 31,
	2009	2008
AFFO per share (basic) under GAAP	$1.02	$4.32
Add (deduct) impact of stock dividend	(0.16)	(2.09)

AFFO per adjusted share (basic)	$0.86	$2.23

	AFFO per Share (Diluted)
	For the Three Months Ended March 31,
	2009	2008
AFFO per share (diluted) under GAAP	$1.02	$4.31
Add (deduct) impact of stock dividend	(0.16)	(2.08)

AFFO per ADCS	$0.86	$2.23

	Book Value per Share (Basic)
	As of March 31, 2009	As of December 31, 2008
Book value per share (basic) under GAAP	$5.60	$17.90
Add (deduct) impact of stock dividend	0.00	(8.61)

Book value per adjusted share (basic)	$5.60	$9.29

	Book Value per Share (Diluted)
	As of March 31, 2009	As of December 31, 2008
Book value per share (diluted) under GAAP	$5.60	$17.90
Add (deduct) impact of stock dividend	0.00	(8.61)

Book value per ADCS	$5.60	$9.29

(1)

GAAP requires that we retrospectively restate earnings per share for our 1-for-10 reverse stock split that occurred on February 20, 2009. However, under GAAP, we are precluded from retrospectively restating earnings per share for our stock dividend paid on January 30, 2009 as a portion of this dividend was paid in cash. Management believes it is meaningful to investors to disclose the retrospective effect of both the 1-for-10 reverse stock split as well as the stock dividend. Accordingly, we are presenting the non-GAAP measure earnings per Adjusted Diluted Common Share (“ADCS”).